UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 10, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On June 10, 2008, Equifax Inc. (“Equifax”) and Fair Isaac Corp. (“Fair Isaac”) issued a press release announcing that they have established a partnership to develop and sell advanced analytics and scoring solutions for businesses and consumers. Under the agreement, the two companies will leverage Equifax’s consumer credit data and Fair Isaac’s scoring technology, and will jointly market and sell new FICO® analytic products.  Terms of the agreement were not disclosed.

The companies are also working together to accelerate testing and roll-out of the FICO® 08 model for Equifax’s customers.

Separately, Fair Isaac has agreed to dismiss Equifax as a defendant in Fair Isaac’s previously disclosed lawsuit against VantageScore LLC and the three national credit reporting companies.  Under the Settlement and Release Agreement, Fair Isaac agreed to release and discharge its claims against Equifax that were the subject of the lawsuit and to dismiss Equifax from the lawsuit with prejudice. The Settlement and Release Agreement is subject to the approval of the U.S. District Court for the District of Minnesota.

A copy of the press release issued by Equifax is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: June 11, 2008

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated June 10, 2008.